Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

 The following unaudited pro forma condensed combined financial statements have been prepared to reflect the acquisition of all the outstanding limited liability company interests of KBR Building Group, LLC (“BEK BG”) from BE&K, Inc., a subsidiary of KBR, Inc., by Pernix Building Group, LLC, a wholly-owned subsidiary of Pernix Group, Inc. (the “Company” or “PGI”). The unaudited pro forma condensed combined statements of operations also reflect the impact of the issuance of 2,800,000 shares of Series C Preferred Stock in June 2015 for proceeds of $28,000,000 which were used to fund the acquisition of BEK BG. The Series C Preferred Stock is convertible into 1,428,572 shares of PGI common stock at the option of the Company and requires cumulative dividends at the rate $.80 per share per annum. The issuance of the Series C Preferred Stock and acquisition of BEK BG are reflected in PGI’s June 30, 2015 financial statements in the Company’s Quarterly Report on Form 10-Q filed on August 7, 2015. The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of PGI and BEK BG and the impact of the dividends on the Series C Preferred Stock for the three months ended March 31, 2015 and for the year ended December 31, 2014, giving effect to these transactions as if they occurred on January 1, 2014. The historical consolidated combined statements of operations have been adjusted to give effect to events that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and are factually supportable.

 The pro forma condensed combined statements of operations have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States and in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standard Codification (“ASC”), Topic 805 - Business Combinations (“ASC 805”), with PGI treated as the acquirer. The acquisition method of accounting requires the acquirer to estimate the fair value of the assets acquired and liabilities assumed at the date of acquisition based upon information available to the Company. The Company is still in the process of finalizing appraisals of tangible and intangible assets in order to complete its purchase price allocation for the BEK BG acquisition. Accordingly, the purchase price allocation is preliminary and subject to revision.

As additional information is obtained about the assets acquired and liabilities assumed within the measurement period (not to exceed one year from the date of acquisition), the Company may revise its estimates of fair value to more accurately allocate the purchase price and such changes may be significant. Accordingly, the pro forma adjustments included herein are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and PGI’s future results of operations and financial position.

The pro forma financial statements are provided for informational purposes only and do not purport to represent what the actual consolidated results of operations of PGI would have been had the combination occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations. Additionally, the pro forma financial statements do not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the acquisition.

The unaudited condensed consolidated balance sheet as of June 30, 2015 included in the Company’s Quarterly Report on Form 10-Q filed on August 7, 2015 reflects the preliminary purchase price allocation for the BEK BG acquisition and issuance of the Series C Preferred Stock. As such, this current report on Form 8-K/A does not include a pro forma balance sheet as these transactions are already reflected in PGI’s historical balance sheet as of June 30, 2015. The pro forma statements of operations should also be read in conjunction with the accompanying notes to the pro forma statements of operations as well as the unaudited consolidated financial statements and accompanying notes of PGI contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 2015, the audited consolidated financial statements and accompanying notes of PGI contained in its Annual Report on Form 10-K for the year ended December 31, 2014, and the financial statements of KBR Building Group, LLC filed as Exhibits 99.1 and 99.2 to this current report on Form 8-K/A.

PERNIX GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

	Historical			Pro Forma
	Pernix Group Inc. (PGI)	BEK BG	Note	Adjustments	Note	Pro Forma Combined
Revenues:
Construction revenue	$9,328,570	$67,914,047		$-		$77,242,617
Service fees – power generation plant	1,264,087	-		-		1,264,087
Other revenue	18,233	-		-		18,233
Gross revenues	10,610,890	67,914,047		-		78,524,937
Costs and expenses:
Construction costs	9,235,379	65,412,038		766,667	4a	75,414,084
Operation and maintenance costs - power generation plant	519,042	-		-		519,042
Cost of revenues	9,754,421	65,412,038		766,667		75,933,126
Gross profit	856,469	2,502,009		(766,667)		2,591,811

General and administrative expenses	2,885,902	2,948,583	5	28,531	4b	5,863,016

Operating income (loss)	(2,029,433)	(446,574)		(795,198)		(3,271,205)

Other income (expense):
Interest income (expense), net	(69)	-		-		(69)
Other expense - related party	(21,700)	-		-		(21,700)
Foreign currency exchange loss	(42,126)	-		-		(42,126)
Other income, net	13,502	-		-		13,502
Total other income (expense)	(50,393)	-		-		(50,393)

Consolidated income (loss) before income tax expense	(2,079,826)	(446,574)		(795,198)		(3,321,598)

Income tax expense	(17,768)	-		-		(17,768)

Consolidated net income (loss)	(2,097,594)	(446,574)		(795,198)		(3,339,366)

Less: Net income (loss) attributable to non-controlling interest	(30,649)	-		-		(30,649)

Consolidated net income (loss) attributable to the stockholders of Pernix Group, Inc. and Subsidiaries	(2,066,945)	(446,574)		(795,198)		(3,308,717)

Less: Preferred stock dividends	112,253	-		560,000	4d	672,253

Consolidated net income (loss) attributable to the common stockholders of Pernix Group Inc. and Subsidiaries	$(2,179,198)	$(446,574)		$(1,355,198)		$(3,980,970)

EPS attributable to the stockholders of Pernix Group, Inc. and Subsidiaries:
Basic and diluted net earnings (loss) per share	$(0.23)					$(0.40)
Weighted average shares outstanding – basic and diluted	9,403,697			500,000	4d	9,903,697

See accompanying notes to the pro forma condensed combined financial statements.

PERNIX GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical			Pro Forma
	Pernix Group Inc. (PGI)	BEK BG	Note	Adjustments	Note	Pro Forma Combined

Revenues:
Construction revenue	$78,573,035	$317,030,010		$-		$395,603,045
Service fees – power generation plant	6,583,394	-		-		6,583,394
Other income – related party	4,860	-		-		4,860
Other revenue	139,450	-		-		139,450
Gross revenues	85,300,739	317,030,010		-		402,330,749
Costs and expenses:
Construction costs	68,010,862	299,376,552		3,066,667	4a	370,454,081
Operation and maintenance costs - power generation plant	3,389,160	-		-		3,389,160
Cost of revenues	71,400,022	299,376,552		3,066,667		373,843,241
Gross profit	13,900,717	17,653,458		(3,066,667)		28,487,508

General and administrative expenses	9,998,786	17,997,670	5	600,000	4b	28,596,456

Operating income (loss)	3,901,931	(344,212)		(3,666,667)		(108,948)

Other income (expense):
Interest income (expense), net	3,243	-		-		3,243
Other expense - related party	(83,103)	-		-		(83,103)
Foreign currency exchange loss	(128,039)	-		-		(128,039)
Other income, net	117,254	-		-		117,254
Total other income (expense)	(90,645)	-		-		(90,645)

Consolidated income before income taxes	3,811,286	(344,212)		(3,666,667)		(199,593)

Income tax expense	(481,638)	(4,771,809)		4,771,809	4c	(481,638)

Consolidated net income (loss)	3,329,648	(5,116,021)		1,105,142		(681,231)

Less: Net income attributable to non-controlling interest	4,712,504	-		-		4,712,504

Consolidated net loss attributable to the stockholders of	(1,382,856)	(5,116,021)		1,105,142		(5,393,735)
Pernix Group, Inc. and Subsidiaries

Less: Preferred stock dividends	457,442	-		2,240,000	4d	2,697,442

Consolidated net loss attributable to the common stockholders of Pernix Group, Inc. and Subsidiaries	$(1,840,298)	$(5,116,021)		$(1,134,858)		$(8,091,177)

EPS attributable to the stockholders of Pernix Group, Inc. and Subsidiaries:
Basic and diluted net loss per share	$(0.20)					$(0.84)
Weighted average shares outstanding – basic and diluted	9,403,697			250,000	4d	9,653,697

See accompanying notes to the pro forma condensed combined financial statements.

Note 1—Description of the Transaction

On June 30, 2015, the Pernix Building Group, LLC (“PBG”), a wholly owned subsidiary of Pernix Group, Inc. (“PGI”), acquired all outstanding limited liability company interests of KBR Building Group, LLC from BE&K, Inc., a subsidiary of KBR, Inc., pursuant to a definitive Membership Interest Purchase Agreement (the “Purchase Agreement”) for $22.0 million in cash subject to working capital adjustments, of which $0.9 million was paid on the acquisition date, based on a net working capital target of negative $6.0 million and remains subject to adjustment. KBR Building Group, LLC is a diversified construction company providing complex construction management and design build services in a variety of commercial and industrial sectors, including advance manufacturing and is now known as “BE&K Building Group” (“BEK BG”).

Note 2—Basis of Presentation

 The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the BEK BG acquisition as well as the impact of the Series C Preferred Stock issued to fund the acquisition, as if these transactions occurred on January 1, 2014. The unaudited pro forma condensed combined financial information was prepared based on the historical financial information of PGI and BEK BG and the acquisition was accounted for using the acquisition method of accounting. In accordance with ASC 805, the acquisition method of accounting requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, using the fair value concepts defined in ASC Topic 820 - Fair Value Measurement. The acquisition method of accounting requires the acquirer to estimate the fair value of the assets acquired and liabilities assumed at the date of acquisition based upon information available to the Company. The Company is still in the process of finalizing appraisals of tangible and intangible assets in order to complete its purchase price allocation for the BEK BG acquisition. Accordingly, the purchase price allocation is preliminary and subject to revision. As additional information is obtained about the assets acquired and liabilities assumed within the measurement period (not to exceed one year from the date of acquisition), the Company may revise its estimates of fair value to more accurately allocate the purchase price and such changes may be significant. Following is the preliminary purchase price allocation of the assets acquired and liabilities assumed in the BEK BG acquisition, based on their estimated fair values, and included in the Company’s Quarterly Report on Form 10-Q filed August 7, 2015.

Consideration:
Cash	$ 22,882,585

Fair Value of Assets Acquired and Liabilities Assumed:
Cost and estimated earnings in excess of billings	26,330,527
Accounts receivable	35,538,329
Other assets	1,564,526
Intangibles assets	10,400,000
Billing in access of costs and estimated earnings	(11,715,545)
Accounts payable and accrued expenses	(54,671,072)
Other current liabilities	(1,140,228)
Total Identifiable Net Assets	6,306,537
Goodwill	16,576,048
$ 22,882,585

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the consolidated results, and (iii) factually supportable.

Note 3—Accounting Policies

 Acquisition accounting rules require evaluation of certain assumptions and estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of PGI may vary materially from those of BEK BG. During preparation of the unaudited pro forma condensed combined financial statements, management has performed a preliminary analysis and did not identify any material differences. Accordingly, these unaudited pro forma condensed combined financial statements assume no material differences in accounting policies between the two companies. During the measurement period management will conduct a final review of BEK BG's accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of BEK BG's results of operations or reclassification of assets or liabilities to conform to PGI’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Note 4—Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

( a ) Costs and expenses: construction costs

The adjustment to costs and expenses – construction costs represents the amortization expense based on the fair value of customer contracts / backlog, the estimated fair value of which is $9.2 million and is amortized on a straight-line basis over the weighted average life of the contract / backlog of three years.

	Three months ended March 31, 2015	Year ended December 31, 2014
To record amortization of customer contract / backlog intangible asset	$766,667	$3,066,667

( b ) General and administrative expenses

The adjustment to general and administrative expenses represents the net impact of 1) recording amortization expense based on the fair value of tradename acquired and 2) reversing non-recurring PGI transaction costs. The estimated fair value of tradename is $1.2 million and is amortized on a straight-line basis over the weighted average life of the tradename of two years. In accordance with ASC 805-10, transaction costs (i.e. legal, advisory, valuation and other professional fees) are expensed as incurred. These costs have been eliminated in the pro forma adjustments to the statement of operations as these expenses will not have a continuing impact. Additional transaction costs incurred by PGI subsequent to March 31, 2015 totaling $1.2 million are reflected in the Company’s June 30, 2015 financial statements in its Quarterly Report on Form 10-Q filed August 7, 2015.

	Three months ended March 31, 2015	Year ended December 31, 2014
To record amortization of tradename intangible asset	$150,000	$600,000
Reversal of PGI non-recurring transaction costs incurred during the three months ended March 31, 2015	(121,469)	-
Net adjustment to general and administrative expenses	$28,531	$600,000

( c ) Income tax expense

BEK BG income taxes were allocated under the Separate Return Method by its former parent, KBR. PGI is reversing BEK BG’s December 31, 2014 income tax expense of $4,771,809. Subsequent to the acquisition, BEK BG is considered a disregarded entity for PGI income tax reporting. Accordingly, BEK BG’s taxable income / (loss) is consolidated with PGI’s taxable results. PGI has existing net operating loss (NOL) and capital loss carryforwards to offset any realized income tax obligations for the periods presented. Consequently, the income tax impact resulting from the acquisition has been removed. The related estimate of deferred income tax assets and liabilities, which reflects a full valuation allowance, is preliminary and subject to change based upon management's final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

( d ) Earnings per share and preferred stock dividends

PGI paid cash to acquire BEK BG using the $28.0 million of proceeds from the sale of 2,800,000 shares of convertible Series C Preferred Stock, which are convertible into 1,428,572 shares of the Company’s common stock at the Company’s option. Consistent with the terms of the related Certificates of Designation, the Series C preferred stockholders are entitled to receive cumulative dividends at the rate $.80 per share per annum. During the first year subsequent to the BEK BG date of acquisition, which is assumed to be January 1, 2014 for purposes of pro forma presentation, all dividends accrued will be paid to the holders of Series C Preferred Stock in the form of the Company’s common shares. Consequently, the weighted average preferred dividends payable in PGI common shares are assumed to be 500,000 and 250,000 for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively, used to compute pro forma basic and diluted earnings per share. Potential issuances of common stock related to the conversion of the Series C Preferred Stock and other outstanding equity instruments were determined to be antidilutive and thus excluded from the computation of diluted earnings per share.

Note 5—Related Party and Non-Recurring Transactions

BEK BG’s former parent, KBR, provided certain shared support services to BEK BG consisting primarily of information systems, accounting and real estate services. Charges for such shared services totaled $0.3 million and $1.5 million for the three months ended March 31, 2015 and the twelve months ended December 31, 2014, respectively, and are included in general and administrative expenses in the historical BEK BG statements of operations and the accompanying pro forma statements of operations.

Additionally, the historical financial statements of BEK BG include certain non-recurring transactions. These transactions, which are recorded in general and administrative expenses in the historical financial statements, totaled approximately $1.0 million and $4.8 million for the three months ended March 31, 2015 and the twelve months ended December 31, 2014, respectively, and include transactions such as the termination of two locations and related leases during 2014 which resulted in $0.2 million and $1.5 million of costs for the periods ended March 31, 2015 and December 31, 2014, respectively. These transactions continue to be reflected in the unaudited pro forma combined statements of operations for the periods presented.

The related party and non-recurring transactions noted above aggregate to $1.3 million and $6.3 million for the three months ended March 31, 2015 and twelve months ended December 31, 2014, respectively. This historical operating income would have been $0.8 million for the three months ended March 31, 2015 and $6.0 million for the twelve months ended December 31, 2014 excluding these costs. The company excluded these costs in determining the purchase price of BEK BG.

The pro forma financial statements do not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the acquisition.